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                                                                   EXHIBIT 10.73

                          DEFERRED UNIT AWARD AGREEMENT

      This AGREEMENT made this date, JULY 26, 2004, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and FNAME LNAME (the "Employee"), employee number 000000.

      WHEREAS, the Compensation Committee of the Board of Directors has determined that the Employee is a key employee and has further determined to make an award of Deferred Units to the Employee as an inducement for the Employee to remain with the Corporation (or a Subsidiary or Affiliate thereof) and to motivate the Employee during such employment.

      NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

      1.    Grant of Award.

      The Employee is hereby granted as of JULY 26, 2004 (the "Grant Date") a Deferred Unit Award (the "Award"), subject to the terms and conditions of this Agreement, with respect to 0,000 Deferred Units (the "Units"). The Units covered by the Award will vest, if at all in accordance with Section 2 hereof. VESTING DATE is hereby established as the "Vesting Date" of the Award.

      2.    Distribution of Award.

      Payment with respect to the Award, on the Vesting Date, will occur, if at all, in accordance with the following terms and conditions:

      (a) If the Employee is on the payroll of a Subsidiary that is wholly owned by the Corporation as of the Vesting Date, a payment (determined in accordance with Section 4 of this Agreement) will be made to the Employee in accordance with the following schedule:

 Number of Units                       Vesting Date
 ---------------                       ------------
     0,000                              7/26/2007
     -----                              ---------

      (b) In the event the Employee's employment with the Corporation (or a Subsidiary or Affiliate thereof) is terminated prior to the Vesting Date set forth in section 2 (a), due to the employee's death, Disability, Retirement or termination not for Cause (each an "Early Termination), the Award will vest on a pro-rata basis and will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for the purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate). The

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pro-rata basis will be a percentage where the denominator is 36 and the numerator is the number of months from the Grant Date through the month of Early Termination, inclusive. The pro-rata Award will be paid to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for the purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) within 60 days after the Employee's death or Disability (the payment will be determined in accordance with Section 4).

      (c) In the event of a Change in Control or Potential Change in Control of the Corporation after the Vesting Date but prior to the complete distribution of the Award, the Award will be paid in accordance with the 2003 Employee Stock Incentive Plan, as may be amended, or it's successor (the "2003 Plan").

      (d) Notwithstanding the terms of Section 2(a), (b), (c), the Award will be forfeited in its entirety if prior to the Vesting Date:

            (i) The Employee's employment with the Corporation (or Subsidiary or Affiliate thereof) is terminated for Cause, or if the Employee terminates his/her employment with the Corporation (or Subsidiary or Affiliate thereof);

            (ii) The Employee becomes an employee of a Subsidiary that is not wholly owned by the Corporation; or

            (iii) The Employee takes a leave of absence without reinstatement rights, unless otherwise agreed in writing between the Corporation and the Employee.

      3.    Transfer Restrictions.

      Unless otherwise permitted by the Corporation, this award is non-transferable other than by will or by the laws of descent and distribution, and may not be assigned, pledged or hypothecated and will not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the Employee's successor in the interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the Corporation.

      4.    Determining the payment.

      The amount of the payment shall be determined by the product of: [the number of Units that have vested] and [the Fair Market Value of one share of the Corporation's Common Stock on the date the Units vest]. The Corporation will withhold from the cash payment any and all taxes.

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      5.    Miscellaneous.

      This Agreement (a) will be binding upon and inure to the benefit of any successor of the Corporation, (b) will be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. No contract or right of employment will be implied by this Agreement.

      In consideration of the Employee's privilege to participate in the Plan, the Employee agrees (I) not to disclose any trade secrets of, or other confidential/restricted information of, American Airlines, Inc. ("American") or its Affiliates to any unauthorized party and (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American or its Affiliates or after such employment is terminated, and (iii) not to solicit any then current employees of American or any other Subsidiaries of the Corporation to join the Employee at his or her place of employment after his or her employment with American or its Affiliates is terminated.

      Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the 2003 Plan.

      6.    Adjustments in Awards.

      In the event of a Stock dividend, Stock split, merger, consolidation, re-organization, re-capitalization or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Board of Directors in the number of Units awarded.

      IN WITNESS HEREOF, the Employee and the Corporation have executed this Deferred Unit Agreement as of the day and year first above written.

Employee                                          AMR CORPORATION

------------------------------                    ---------------------------
                                                  Charles D. MarLett
                                                  Corporate Secretary

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